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                                                                   EXHIBIT 10.3A

                                AMENDMENT 1997-1

                                     TO THE

                                 FURON COMPANY

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



          WHEREAS, Furon Company ("Company") maintains the Furon Company Supplemental Executive Retirement Plan ("Plan"); and

          WHEREAS, the Company has the right to amend the Plan;

          NOW, THEREFORE, this Amendment 1997-1 is hereby adopted, as follows, effective immediately:

          1. The definition of "Earnings" in Section 1.6 of the Plan is amended to read in its entirety as follows:

                    "1.6 'Earnings' means W-2 compensation, including annual incentive pay and amounts deferred by the Participant under the Basic Plan but excluding (a) non-recurring payments such as moving expenses and (b) long-term incentive plan payments (such as any payout made from the EVA Bank under the Company's Economic Value Added Incentive Compensation Plan), and (c) income resulting from the exercise of stock options. Earnings shall include compensation deferred by the Participant in the year the compensation would have been paid but for the election to defer the compensation. Earnings shall not include compensation which was previously deferred when such previously deferred compensation is actually paid."

          2. The definition of "Event" as set forth in Section 1.7, is amended to





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read in its entirety as follows:

          "1.7      'Event' shall mean any of the following:

          (a) The dissolution or liquidation of the Company;

          (b) The merger, consolidation, or other reorganization of the Company with or into one or more entities which are not 'Subsidiaries' (as defined below), as a result of which 50% or less of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by former shareholders of the Company;

          (c) The sale or transfer of substantially all of the Company's business and/or assets to a person or entity which is not a Subsidiary; or

          (d) A Change in Control. A 'Change in Control' shall be deemed to have occurred if:

                    (i) any 'person', alone or together with all 'affiliates' and 'associates' of such person is or becomes (A) an 'Acquiring Person' as defined in the Rights Agreement, originally dated as of March 21, 1989, by and between the Company and The Bank of New York, successor Rights Agent, or (B) the 'beneficial owner' of 20% or more of the outstanding voting securities of the Company (the terms 'person', 'affiliates', 'associates' and 'beneficial owner' are used as such terms are used in the Securities Exchange Act of 1934 and the General Rules and Regulations thereunder); provided, however, that a 'Change in Control' shall not be deemed to have occurred if such 'person' is the Company, any Subsidiary or any employee benefit plan or employee stock plan of the Company or of any Subsidiary, or any





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          trust or other entity organized, established or holding shares of such voting securities by, for or pursuant to, the terms of any such plan;
          or

                    (ii) individuals who at the beginning of any period of two consecutive calendar years constitute the Board of Directors of the Company (the "Board) cease for any reason, during such period, to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each new Board member was approved by a vote of at least three-quarters of the Board members then still in office who were Board members at the beginning of such period.

          'Subsidiary' shall mean any corporation or other entity of which more than 50% of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. If the approval of the shareholders of the Company for any of the occurrences set forth in subsections (a) through (d) is obtained prior to such occurrence, then such shareholder approval shall constitute the Event."

          3. Section 2.2 is amended to read in its entirety as follows:

          "2.2 Except as otherwise specified in this Section 2.2, if a Participant who is receiving, or may be entitled to receive, a benefit hereunder engages in activities causing substantial competitive injury to the Company (without prior authorization given by the Committee in writing) or is discharged for cause, or performs acts of willful malfeasance or gross negligence in a matter of material importance to the Company, payments





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          thereafter payable hereunder to such Participant or such Participant's
          Surviving Spouse will be forfeited and the Company will have no further obligation hereunder to such Participant or spouse. Notwithstanding the foregoing, if an Event occurs, then no forfeiture shall occur under this Section 2.2, unless, prior to the Event, the Participant was provided a written notice from the Company containing the following information:

                    (a) Such written notice must explicitly state that the Participant's benefit under this Plan has been forfeited pursuant to this Section 2.2; and

                    (b) Such written notice must set forth in reasonable detail the specific facts leading to the conclusion that a forfeiture under this Section 2.2 should occur.

          If the Event occurs prior to date the Participant is provided the notice described above, then the forfeiture shall not occur, regardless of whether the facts which would otherwise have led to a forfeiture occurred before, on or after the date of the Event."

          4. The last sentence of Section 3.3 is amended to read in its entirety as follows:

          "Benefits may be payable in any other form requested by a Participant and approved by the Committee for the particular Participant involved. The Committee shall only approve another form of benefit if the Committee determines that it would be in the best interests of the Company to approve the other form of benefit. Any approval of a form of





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          benefit by the Committee shall apply only to the particular
          Participant involved, and shall not create any right or entitlement of any other Participant to receive a benefit in the same or a similar form."

          5. The third sentence of Section 7.1 is deleted and replaced with the following:

                    "In the case of any other Participant, the cash lump-sum benefit will equal the benefit the Participant would be entitled to using (both for purposes of Sections 1.16 and 3.1) years of Service determined as follows:

                    a. If the Participant had fewer than five actual years of Service as of the date of the Event, the Participant will be deemed to have a total of ten years of Service;

                    b. If the Participant had five or more actual years of Service, but fewer than ten actual years of Service as of the date of the Event, the Participant will be deemed to have the number of years of Service equal to the Participant's actual years of Service plus five years of Service; and

                    c. If the Participant had ten or more actual years of Service as of the date of the Event, the Participant will be deemed to have a total of fifteen years of Service."

          6. Section 8.1 is amended to read in its entirety as follows:

                    "The Board of Directors may, at its sole discretion, terminate, suspend or amend this Plan at any time or from time to time, in whole or in part, except as specified in this Section 8.1. Neither the termination of





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          the Plan, nor its amendment, nor its suspension, may affect a
          Participant's right or the right of a Surviving Spouse to receive any benefit which had been earned through the date of such amendment, termination or suspension, based upon Service through such date, whether or not such benefit is then currently payable. Accordingly, if the Plan is terminated, suspended, or amended, each Participant (and the Surviving Spouse of each Participant) shall be entitled to receive, at a minimum, a benefit calculated under the terms of the Plan prior to such termination, suspension or amendment, according to the Participant's Service as of the date of the termination, suspension or amendment."



          7. The following Appendix A is hereby added to the Plan:


                                  "APPENDIX A"

                               SPECIAL PROVISIONS



                    Notwithstanding Section 1.16, the Vesting Percentage of Dominick A. Arena shall be determined according to the following table:

                          Completed
                          ----------
                          Years of Service                  Vesting Percentage
                          ----------------                  ------------------
                           6 years                                  50%

                           7 years                                  60%

                           8 years                                  70%

                           9 years                                  80%

                          10 years                                  90%

                          11 years (age 65)                        100%





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                    Should Mr. Arena reach his sixty-fifth birthday while
          employed by the Company, his annual retirement income under Section
          3.1 shall be calculated as if he had completed fifteen years of Service.


                    Should an Event occur while Mr. Arena is employed by the Company, then Mr. Arena's Vesting Percentage shall be the greater of
          (a) 50%, or (b) the percentage determined according to the table above by adding five years of Service to his actual years of Service."



          IN WITNESS WHEREOF, this Amendment 1997-1 is hereby adopted this _____ day of __________________, 1997.





                                                  FURON COMPANY


                                                  By:  _________________________


                                                  Its: _________________________